Thursday December 30, 4:10 pm Eastern Time

Company Press Release

             ON TECHNOLOGY CONSUMMATES $12 MILLION PRIVATE PLACEMENT

WALTHAM, Mass.--(BUSINESS WIRE)--Dec. 30, 1999--ON Technology, Inc. (NASDAQ:
ONTC), today announced that it has completed a $12 million private placement of common stock and warrants to two institutional investors. The financing was lead by Castle Creek Technology Partners LLC, and the other investor was Marshall Capital Management, Inc., an affiliate of Credit Suisse First Boston. Thomas Weisel Partners LLC acted as placement agents and advisors to the company.

The investors each purchased 514,837 shares of common stock and received warrants to purchase 257,419 shares of common stock at $15.15 per share. The Investors also received warrants to purchase additional shares of common stock upon certain events.

"We're pleased that distinguished investors like Castle Creek Technology Partners and Marshall Capital Management are enthusiastic about ON Technology's prospects," said Herman DeLatte, President and CEO of ON Technology, "Their investment provides us the capital to seize the opportunities presented by the rapid growth of our ON Command CCM business in both the US and Europe thus creating long term shareholder value."

About ON Technology Corporation

ON Technology is a leading provider of advanced solutions for managing and configuring software across corporate networks and the Internet. Global 2000 organizations such as MCI WorldCom, AutoNation, Citigroup, Airbus Industries, and Goodyear Tire & Rubber have realized a rapid return on investment (ROI) as a result of ON Command CCM's quick implementation cycle and ability to accelerate the roll-out of new hardware and software technology. IT organizations, outsourcers, and PC manufacturers are using ON Command CCM to reduce PC Total Cost of Ownership (TCO), deliver a higher quality of service to end-users, and expedite strategic technology initiatives for increased competitive advantage. ON Command CCM manages and configures software on over 100,000 PCs at Deutsche Telekom, representing the world's largest corporate network of managed PCs. ON Technology has formed business and technology alliances with major technology suppliers and service providers including Dell Computer Corporation (NASDAQ:
DELL), Micron Electronics, Inc. (NASDAQ: MUEI), Microsoft Corp. (NASDAQ: MSFT), Intel Corporation (NASDAQ: INTC), 3Com Corporation (NASDAQ: COMS), Computer Associates International, Inc. (NYSE: CA), Sun Microsystems (NASDAQ: SUNW), Tivoli Systems Inc., IBM Global Services (NYSE: IBM), Unisys (NYSE: UIS), and Wang Global Services. Additional information about ON Technology Corporation can be found at www.on.com.

About Castle Creek Technology Partners LLC

Castle Creek Technology Partners LLC makes privately placed investments in quality small-cap public companies with proven management teams, leading edge technologies and strong market demand.

ON Technology and ON Command CCM are registered trademarks of ON Technology Corporation. All other brand names and trademarks are properties of their respective owners.

The statements in this news release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company's products and services and other risks identified in the Company's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

     ON Technology
     Stephen J, Wietrecki
     Chief Financial Officer
     781/487-3300

           or

     DeMonte Associates
     Cynthia DeMonte - Investor Relations
     cdemonte@demonte.com
     212/473-3700